Exhibit 2.1

Execution Version

SECOND Amendment to BUSINESS COMBINATION AGREEMENT

This Second Amendment to the Business Combination Agreement (this “Amendment”) is entered into as of December 30, 2021 (the “Amendment Effective Date”), by and among Capstar Special Purpose Acquisition Corp., a Delaware corporation (“Capstar”), CPSR Gelesis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Gelesis, Inc., a Delaware corporation (the “Company”).

Recitals

Whereas, Capstar, Merger Sub and the Company are parties to that certain Business Combination Agreement, dated as of July 19, 2021 (as the same may be amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 8.3 of the Business Combination Agreement, the Business Combination Agreement may be amended by a written agreement signed by each of the Parties thereto; and

WHEREAS, Capstar, Merger Sub and the Company now desire to enter into this Amendment in order to amend the Business Combination Agreement in the manner set forth herein.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.            Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Business Combination Agreement.

2.            Amendment to Business Combination Agreement. The Business Combination Agreement is hereby amended as follows:

(a)          The definition of “Additional Transaction Share Consideration” set forth in Section 1.1 of the Business Combination Agreement shall be deleted in its entirety.

(b)          The definition of “Aggregate Transaction Share Consideration” in Section 1.1 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“Aggregate Transaction Share Consideration” means an aggregate number of Capstar Shares equal to (a) the Transaction Share Consideration, plus (b) the Rollover Vested Option Amount, plus (c) the Rollover Warrant Amount. For avoidance of doubt, Aggregate Transaction Share Consideration shall be equal to 67,500,000 Capstar Shares.

(c)           The definition of “Transaction Share Consideration” in Section 1.1 of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

““Transaction Share Consideration” means an aggregate number of Capstar Shares equal to (a)(1) the Equity Value, divided by (2) the Capstar Share Value, minus (b) the Rollover Vested Option Amount, minus (c) the Rollover Warrant Amount.”

3.            Effect on the Business Combination Agreement. Except as specifically amended by this Amendment, the Business Combination Agreement shall remain in full force and effect, and the Business Combination Agreement, as amended by this Amendment and each previous amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the Business Combination Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the Business Combination Agreement, as the case may be, shall be deemed to refer to the Business Combination Agreement or such provision as amended by this Amendment, unless the context otherwise requires.

4.            Miscellaneous. The provisions of Sections 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (WAIVER OF JURY TRIAL), 8.16 (Submission to Jurisdiction), and 8.17 (Remedies) of the Business Combination Agreement are incorporated by reference into this Amendment mutatis mutandis.

[Signature Pages Follow]

In witness whereof, the undersigned have executed this Amendment as of the date first set forth above.

CAPSTAR:

Capstar Special Purpose Acquisition COrp.

By:	/s/ R. Steven Hicks
Name: R. Steven Hicks
Title: Chief Executive Officer

MERGER SUB:

CPSR Gelesis Merger Sub, Inc.

By:	/s/ R. Steven Hicks
Name: R. Steven Hicks
Title: President

COMPANY:

Gelesis, Inc.

By:	/s/ Yishai Zohar
Name: Yishai Zohar
Title: President, Chief Executive Officer

[Signature Page to Amendment to Business Combination Agreement]